October 18, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC

RE:     Commission File # 0-54112
           Dongxing International, Inc.

We have read the form 8-K of Dongxing International, Inc. dated October 17, 2016 to be filed on or around October 18, 2016. We agree with such filing under item 4.01 as it regards our firm. We have no basis to agree or disagree with other statements made under item 4.01 or under the 8-K.

Sincerely,

/s/ DeLeon & Company, PA

De Leon & Company, PA

Certified Public Accountants

1